As filed with the Securities and Exchange Commission on January 3, 2020

Registration No. 333-231589
Registration No. 333-231159
Registration No. 333-222875
Registration No. 333-211651
Registration No. 333-206567
Registration No. 333-188954
Registration No. 333-167174
Registration No. 333-129866
Registration No. 333-43820
Registration No. 333-65989

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231589
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231159
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-222875
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211651
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206567
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188954
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167174
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129866
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-43820
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-65989

UNDER THE SECURITIES ACT OF 1933

AVON PRODUCTS, INC.

(Exact Name of Registrant as specified in its charter)

New York	13-0544597
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address including zip code of Principal Executive Offices)

Avon Products, Inc. 2016 Omnibus Incentive Plan
Inducement Equity Awards
Avon Products, Inc. 2013 Stock Incentive Plan
Avon Products, Inc. 2010 Stock Incentive Plan
Avon Products, Inc. 2005 Stock Incentive Plan
Avon Products, Inc. Year 2000 Stock Incentive Plan
Avon Products, Inc. Deferred Compensation Plan

(Full title of the plans)

Ginny Edwards, Esq.
Vice President, General Counsel and
Corporate Secretary
1 Avon Place
Suffern, NY 10901
(845) 369-2000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Avon Products, Inc., a New York corporation (the “Registrant”), is filing these post-effective amendments to the following Registration Statements on Form S-8 (collectively, the “Registration Statements” and, such post-effective amendments, the “Post-Effective Amendments”) to deregister any and all securities and obligations of the Registrant that had been registered but remain unsold or otherwise unissued under such Registration Statements as of the date hereof:

●
Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (“SEC”) on May 17, 2019 registering 5,000,000 common shares of Avon Products, Inc. (“Avon Common Shares”), which were reserved for issuance under the Avon Products, Inc. 2016 Omnibus Incentive Plan  (File No. 333-231589);

●
Registration Statement on Form S-8 filed with the SEC on May 1, 2019 registering 609,680 Avon Common Shares, which were reserved for issuance in connection with the grant of (i) 242,340 stock options, (ii) 221,936 performance-based restricted stock units (pursuant to which a maximum of 270,404 shares would be issuable) and (iii) 96,936 service-based restricted stock units as Inducement Equity Awards pursuant to the Contract of Employment (as defined therein) (File No. 333-231159);

●
Registration Statement on Form S-8 filed with the SEC on February 5, 2018 registering 2,228,000 Avon Common Shares, which were reserved for issuance in connection with the grant of (i) 600,000 service-vesting restricted stock units and (ii) 680,000 stock options as Inducement Equity Awards pursuant to the Contract of Employment (as defined therein) (File No. 333-222875);

●
Registration Statement on Form S-8 filed with the SEC on May 26, 2016 registering 48,000,000 Avon Common Shares, which were reserved for issuance under the Avon Products, Inc. 2016 Omnibus Incentive Plan (File No. 333-211651);

●
Registration Statement on Form S-8 filed with the SEC on August 25, 2015 registering 13,000,000 Avon Common Shares, which were reserved for issuance under the Avon Products, Inc. 2013 Stock Incentive Plan (File No. 333-206567);

●
Registration Statement on Form S-8 filed with the SEC on May 30, 2013 registering 42,000,000 Avon Common Shares, which were reserved for issuance under the Avon Products, Inc. 2013 Stock Incentive Plan (File No. 333-188954);

●
Registration Statement on Form S-8 filed with the SEC on May 28, 2010 registering 32,000,000 Avon Common Shares, which were reserved for issuance under the Avon Products, Inc. 2010 Stock Incentive Plan (File No. 333-167174);

●
Registration Statement on Form S-8 filed with the SEC on November 21, 2005 registering 31,000,000 Avon Common Shares, which were reserved for issuance under the Avon Products, Inc. 2005 Stock Incentive Plan (File No. 333-129866);

●
Registration Statement on Form S-8 filed with the SEC on August 15, 2000 registering (i) 18,250,000 Avon Common Shares and (ii) 18,250,000 rights to purchase Series B Junior Participating Preferred Stock, which were reserved for issuance under the Avon Products, Inc. Year 2000 Stock Incentive Plan (File No. 333-43820); and

●
Registration Statement on Form S-8 filed with the SEC on October 22, 1998 registering $75,000,000 of unsecured obligations of the Registrant to pay benefits in the future in accordance with the terms of the Avon Products, Inc. Deferred Compensation Plan (File No. 333-65989).

On January 3, 2020, the Registrant consummated the previously announced business combination pursuant to the Agreement and Plan of Mergers, dated May 22, 2019 (as amended by Amendment Number One to Agreement and Plan of Mergers, dated as of October 3, 2019, and as further amended by Amendment Number Two to Agreement and Plan of Mergers, dated as of November 5, 2019, the “Merger Agreement”), among the Registrant, Natura Cosméticos S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil, Natura &Co Holding S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Natura &Co Holding”), Nectarine Merger Sub I, Inc., a Delaware corporation, and Nectarine Merger Sub II, Inc., a Delaware corporation, pursuant to which the Registrant became a wholly owned direct subsidiary of Natura &Co Holding (collectively with the other transactions contemplated by the Merger Agreement, the “Transaction”).

In connection with the consummation of the Transaction, the offerings pursuant to the Registration Statements have been terminated.  The Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but which remain unsold at the termination of the offerings, hereby removes from registration any and all securities registered but not sold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of January, 2020.

AVON PRODUCTS, INC.

By:	/s/ Ginny Edwards
	Name:	Ginny Edwards
	Title:	Vice President, General Counsel and Corporate Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.